Exhibit 5.1

March 12, 2020
DXP Enterprises, Inc. 5301 Hollister Houston, TX 77040
Ladies and Gentlemen:
We have acted as special counsel to DXP Enterprises, Inc., a Texas corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3ASR, File No. 333-232270, originally filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2019 (such Registration Statement, as amended by Amendment No. 1, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offer and sale from time to time, in one or more offerings, pursuant to Rule 415 of the Securities Act, of up to an aggregate offering price of $100,000,000 of any combination of the following securities: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), (iii) unsecured debt securities, which may either be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (iv) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (“Warrants”). The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities” and each, individually, as a “Security.”
The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures” and each, individually, an “Indenture”). Each Indenture will be entered into by the Company and a financial institution to be named therein, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.3 and 4.4, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.
Warrants to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Warrants.” Warrants to purchase Debt Securities are referred to herein as the “Debt Warrants.” The Stock Warrants will be issued under one or more stock warrant agreements (each, a “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”) between the Company and a financial institution to be determined, as debt warrant agent. Stock Warrant Agreements and Debt Warrant Agreements are collectively referred to herein as the “Warrant Agreements” and each of the stock warrant agent and the debt warrant agent is referred to herein as the “Warrant Agent.” The Indenture, any Debt Securities, any Warrant Agreements, and any Warrants are collectively referred to herein as the “Applicable Agreements.”
In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the organizational documents of the Company, each as amended through the date hereof, (ii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the

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Company, (iii) the Registration Statement and the exhibits thereto, (iv) certificates of officers of the Company and of public officials, and (v) agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
For purposes of this opinion letter, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us, (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures, (iv) the authority of such persons signing on behalf of the parties thereto, other than the Company, and (v) the due authorization, execution and delivery of all documents by the parties thereto, other than the Company. We have not independently established the validity of any assumptions made in this opinion letter or independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company or on certificates of public officials.
For the purposes of this opinion letter, we have also assumed that:
(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws as contemplated by the Registration Statement;
(ii) at the Relevant Time, a prospectus supplement or term sheet contained in the Registration Statement (“Prospectus Supplement”) will have been prepared and filed with the Commission, pursuant to Rule 424(b) of the Securities Act, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;
(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv) at the Relevant Time, the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Indenture or Warrant Agreement;
(v) at the Relevant Time, the Securities offered, as well as the terms of each of the Indentures and Warrant Agreements, as they will be executed and delivered, do not violate any law applicable to the Company, or result in a default under or breach of any agreement or instrument binding upon the Company;
(vi) at the Relevant Time, the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Applicable Agreements;
(vii) the Securities offered as well as the terms of each of the Applicable Agreements, and, as applicable, supplemental indentures and officer’s certificate, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;
(viii) in case of the Debt Securities, at the Relevant time, the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and
(ix) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Based upon the foregoing and in reliance thereon, and subject to and qualified by the qualifications, assumptions, exceptions, exclusions and limitations set forth herein, we are of the opinion that:

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1.
When, as and if the final terms of issuance and sale of the applicable shares of Common Stock have been duly approved by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), in conformity with the Company’s organizational documents, and such shares are issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.
When, as and if (a) any particular series of Preferred Stock has been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, statement of resolution, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
When, as and if (a) the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate, in each case in accordance with the terms and conditions of the applicable Indenture, (b) any such supplemental indenture or officers’ certificate has been duly executed and delivered by the Company and, if applicable, the Trustee, (c) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act, (d) the Board of Directors of the Company have taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable and (e) such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indentures (and, if applicable, any related supplemental indenture or officers’ certificate) and issued and sold for the consideration set forth in the applicable Purchase Agreement, such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.
When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been (i) duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and (ii) duly authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue, (ii) waivers of rights or defenses with respect to stay, extension or usury laws, (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (iv) waivers of broadly or vaguely stated rights, (v) provisions for exclusivity, election or cumulation of rights or remedies, (vi) provisions authorizing or validating conclusive or discretionary determinations, (vii) grants of setoff rights, (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy, (ix) proxies, powers and trusts, (x) restrictions upon non-written modifications and waivers, (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer

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of any right or property, (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency, and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.
To the extent that the obligations of the Company under the Applicable Agreements (together with any related supplemental indenture, officers’ certificate, or other amendment or supplement thereto, collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion letter that the applicable Trustee or Warrant Agent, (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.
Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the laws of the state of New York and the laws of the state of Texas (solely with respect to the Company), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.
This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or is implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.
This opinion letter is furnished to you in connection with the filing of the Registration Statement, and it may not be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP